United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2014, American CareSource Holdings, Inc. (the “Company”) entered into a Management Services Agreement (the “MSA”) with HealthSmart Preferred Care II, L.P., a Texas limited partnership (“HSPC”), pursuant to which HSPC will provide certain management services to the Company with respect to the Company’s network of ancillary care providers.  The initial term of the MSA is three years and will automatically renew for additional one-year terms unless otherwise terminated in accordance with its terms.  As compensation for its management services, HSPC will be entitled to a monthly management fee from the Company in an amount equal to (a) thirty-five percent (35%) of the net profit (as defined in the MSA) derived from the operation of the network plus (b) one hundred twenty percent (120%) of all direct and documented operating expenses actually paid during such calendar month by HSPC in connection with providing the management services (the “HSPC Cost Plus Amount”); provided that the expenses included in calculating the HSPC Cost Plus Amount in respect of any calendar month shall not exceed the monthly budgeted expense amount for such calendar month.  HSPC’s activities to be performed under the MSA will be subject to the supervision of an oversight committee, which will be comprised of five members, two of which shall be designated by HSPC and three of which (including the chair of the oversight committee) will be designated by the Company.

Under the MSA, HSPC will offer employment to certain Company employees on terms and conditions no less favorable than the terms and conditions of employment of similarly situated employees of HSPC and its affiliates.  In addition, pursuant to the MSA, at any time after the two (2) year anniversary of the effective date of the MSA, (i) HSPC may in its sole discretion elect to purchase the assets constituting the network assets (as defined in the MSA) from the Company or (ii) the Company may in its sole discretion elect to sell the network assets to HSPC, in each case, for the Option Price (as defined below) in accordance with the terms and conditions set forth in the form of asset purchase agreement attached as an exhibit to the MSA. As used in the MSA, “Option Price” means, a price equal to: (a) $6,500,000 less (b) the aggregate sum of the net profit actually collected and retained by the Company during the management period prior to the date upon which HSPC or the Company, as the case may be, provides written notice to the other party of its election to exercise its purchase option.  The MSA also contains certain customary covenants and indemnification provisions.

The foregoing description of the MSA and related exhibits is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release, dated October 2, 2014, announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Management Services Agreement, dated as of October 1, 2014, between American CareSource Holdings, Inc. and HealthSmart Preferred Care II, L.P.

99.1	Press Release, dated October 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: October 7, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer